Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 6, 2021, relating to the financial statements of Nebula Caravel Acquisition Corporation appearing in the entity’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2020, and to the reference to our Firm under the caption “Experts” in this Registration Statement.

/s/ WithumSmith+Brown, PC

New York, New York
October 6, 2021